Exhibit 99.2

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 3, 2007

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

Consolidated Condensed Balance Sheets (Unaudited)—
As of March 3, 2007 and May 27, 2006	F-2

Consolidated Condensed Statements of Operations (Unaudited)—
For the fourteen and forty weeks ended March 3, 2007 and thirteen and thirty-nine weeks
ended February 25, 2006	F-3

Consolidated Condensed Statements of Cash Flows (Unaudited)—
For the forty and thirty-nine weeks ended March 3, 2007 and February 25, 2006	F-4

Notes to Consolidated Condensed Financial Statements	F-5

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(UNAUDITED)

	March 3, 2007	May 27, 2006

Assets
Current assets:
Cash and cash equivalents	$78,156	$110,702
Accounts receivable, net	388,811	415,869
Merchandise inventory	1,602,344	1,561,092
Current receivable from affiliates	10,358	55,629
Assets held for sale	2,095	2,869
Prepaid expenses	71,684	38,391
Total current assets	2,153,448	2,184,552
Receivable from affiliates	193,932	254,989
Property and equipment, net	1,089,805	1,113,898
Intangible assets, net	654,301	689,438
Goodwill	858,690	858,690
Other long-term assets	5,920	4,358
Total assets	4,956,096	5,105,925
Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	708,501	572,502
Accrued liabilities	302,573	319,367
Income taxes payable	3,878	1,708
Deferred income taxes	117,224	117,168
Current liabilities due to affiliates	93,967	155,204
Current portion of long-term debt	9,974	9,040
Total current liabilities	1,236,117	1,174,989
Long-term debt due to affiliates	2,955,067	3,017,184
Long-term debt	17,869	5,262
Deferred income taxes	100,188	161,943
Other long-term liabilities	198,376	209,627
Shareholder’s equity:
Preferred stock, $1.00 par value—authorized, issued and outstanding, 3,000 shares (liquidation preference of $6,150)	6,150	6,150
Common stock, $1.00 par value—authorized, 147,000 shares; issued and outstanding, 236 shares	1	1
Additional paid-in capital	607,352	607,352
Accumulated deficit	(164,877)	(76,436)
Treasury stock, at cost (50 shares)	(147)	(147)
Total shareholder’s equity	448,479	536,920
Total liabilities and shareholder’s equity	4,956,096	5,105,925

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands)

(UNAUDITED)

	Fourteen Weeks Ended March 3, 2007	Thirteen Weeks Ended February 25, 2006	Forty Weeks Ended March 3, 2007	Thirty-nine Weeks Ended February 25, 2006

Sales	$2,679,421	$2,459,324	$7,379,732	$7,067,726
Costs and expenses:
Cost of goods sold (exclusive of depreciation shown below)	2,005,995	1,859,530	5,565,082	5,328,148
Selling, general and administration (exclusive of depreciation shown below)	565,789	510,417	1,594,976	1,512,731
Depreciation and amortization	57,484	58,328	161,601	174,412
Operating income	50,153	31,049	58,073	52,435

Other expense (income), net:
Interest expense	77,173	73,352	218,588	206,239
Foreign currency losses (gains)	(2,689)	9,365	(8,129)	11,354
Interest income	(1,764)	(1,377)	(5,876)	(4,169)
	72,720	81,340	204,583	213,424
Loss before income taxes	(22,567)	(50,291)	(146,510)	(160,989)
Income tax benefit	(8,976)	(22,704)	(58,318)	(65,022)
Net loss	(13,591)	(27,587)	(88,192)	(95,967)

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(UNAUDITED)

	Forty Weeks Ended March 3, 2007	Thirty-nine Weeks Ended February 25, 2006

Operating activities
Net loss	$(88,192)	$(95,967)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	161,601	174,412
Net loss on impairment and disposal of property and equipment	410	187
Gain (loss) on sale of prescription files	366	(7,692)
Deferred income taxes	(80,214)	(43,415)
Unrealized foreign exchange losses	3,605	12,613
Tax benefit on Parent Company options	—	64
Other non cash items	385	726
Changes in operating assets and liabilities:
Accounts receivable, net	27,057	1,556
Intercompany receivable and payable	(51,835)	(33,147)
Merchandise inventory	(41,252)	(113,900)
Prepaid expenses	(33,293)	(2,280)
Income taxes payable	13,419	(54,582)
Accounts payable and accrued liabilities	138,731	40,713
Other assets and liabilities	(16,342)	(17,694)
Net cash from operating activities	34,446	(138,406)
Investing activities
Purchase of property and equipment	(91,107)	(82,046)
Proceeds from sale of property and equipment	882	766
Purchase of intangible assets	(2,070)	(8,428)
Proceeds from sale of intangible assets	1,020	8,674
Proceeds from sale of assets held for sale	977	2,271
Net cash from investing activities	(90,298)	(78,763)
Financing activities
Proceeds from advances from affiliates, net	100,000	227,000
Repayment of notes payable to affiliates	(68,796)	(35,213)
Payment on capital lease obligations	(7,898)	(5,781)
Net cash from financing activities	23,306	186,006
Net increase in cash and cash equivalents	(32,546)	(31,163)
Cash and cash equivalents, beginning of period	110,702	90,649
Cash and cash equivalents, end of period	78,156	59,486

The accompanying notes are an integral part of these consolidated condensed financial statements.

1.  Description of business

The Jean Coutu Group (PJC) USA, Inc. (the “Company”) is a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc. (the “Parent Company”).

The Company operates a network comprising 1,856 drugstores as of March 3, 2007 (May 27, 2006 — 1,858; February 25, 2006 — 1,853), located in 18 states of the northeastern, mid-Atlantic and southeastern United States.  The Company conducts business under the trade names Brooks Pharmacy and Eckerd Pharmacy.

The Company’s long-term financing since the fiscal 2005 Eckerd acquisition has been provided in the form of borrowings from the Parent Company.

On August 23, 2006, the Parent Company entered into a definitive agreement with Rite Aid Corporation, whereby the Parent Company would sell the shares of the Company to Rite Aid Corporation in exchange for total consideration of approximately $3.4 billion.

2.  Basis of presentation

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements.  The accompanying financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods.  The results of operations for the fourteen week and forty week periods ended March 3, 2007 and the thirteen week and twenty-six week periods ended February 25, 2006 are not necessarily indicative of the results to be expected for the full fiscal year.  The consolidated condensed financial statements should be read in conjunction with the consolidated financial statements as of May 27, 2006 and May 28, 2005 and for each of the three fiscal years in the period ended May 27, 2006.

The Company’s fiscal year ends on the Saturday closest to May 31st. The fiscal year ended June 2, 2007 will consist of 53 weeks, whereas the fiscal year ended May 27, 2006 consisted of 52 weeks. The additional week was added to the Company’s third quarterly period ended March 3, 2007. Therefore, the quarterly and year-to-date periods ended March 3, 2007 consist of fourteen and forty weeks, respectively. The quarterly and year-to-date periods ended February 25, 2006 consisted of thirteen and thirty-nine weeks, respectively.

The consolidated condensed financial statements include the accounts of the Company and all its subsidiaries.  All intercompany transactions and balances have been eliminated in consolidation.

These consolidated condensed financial statements were prepared from the separate records maintained by the Company, which include significant financing transactions with the Parent Company and certain allocations of expenses and may not be indicative of the financial position, results of operations, or cash flows that would have resulted if the Company had been operated as an unaffiliated company.

3.  New accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”.  This statement establishes a standard definition for fair value, establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”.  This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability and to recognize changes in the funded status in the year in which the changes occur. This statement is effective for financial statements issued for fiscal years ending after December 15, 2006.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”.  This statement permits entities to choose to measure certain financial instruments and other items at fair value in order to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

The Company is in the process of determining the effect, if any, the adoption of SFAS No. 157, SFAS No. 158 and SFAS No. 159 will have on its financial statements.

4.  Store closings

The reserve for store lease exit costs includes the following activity:

	Fourteen Weeks Ended March 3, 2007	Thirteen Weeks Ended February 25, 2006	Forty Weeks Ended March 3, 2007	Thirty-nine Weeks Ended February 25, 2006
Balance, beginning of period	$83,995	$122, 293	$114,788	$143,468
Provision for present value of noncancellable lease payments	734	719	1,452	2,883
Changes in assumptions	—	—	—	(1,797)
Interest accretion	1,871	2,599	5,930	6,665
Cash payments, net of sublease income, and settlements	(7,087)	(15,032)	(42,657)	(40,640)
Balance, end of period	$79,513	$110,579	$79,513	$110,579

The provision for stores to be closed or relocated under long-term leases includes the present value of noncancellable lease payments less sublease income and is recorded in selling, general and administrative expenses in the consolidated condensed statements of operations.

During the fourth quarter of fiscal year 2006, the Company agreed to settle certain lease obligations with the same lessor with whom the Company was in litigation.  The total agreed upon settlement was $20,000, of which $1,000 was paid in fiscal year 2006 and the remaining $19,000 was paid in the forty week period ended March 3, 2007.

During the thirty-nine week period ended February 25, 2006, the Company changed its assumptions regarding the cost to terminate certain lease obligations resulting in a reduction in the reserve for store lease exit costs of $1,797.

5.  Intangible assets

The following is a summary of the Company’s intangible assets:

	March 3, 2007	March 27, 2006
Indefinite lived:
Trade Name	$353,000	$353,000
Definite lived:
Prescription files	338,907	337,818
Non compete agreements	6,836	6,619
Leasehold interests	111,925	113,210
Total cost	810,668	810,647
Accumulated amortization—Prescription files	(113,306)	(87,930)
Accumulated amortization—Non compete agreements	(5,018)	(4,548)
Accumulated amortization—Leasehold interests	(38,043)	(28,731)
Total accumulated amortization	(156,367)	(121,209)
Total intangible assets—net	$654,301	$689,438

Amortization expense for the fourteen and thirteen week periods ended March 3, 2007 and February 25, 2006 was $11,580 and $12,248, respectively. Amortization expense for the forty and thirty-nine week periods ended March 3, 2007 and February 25, 2006 was $35,454 and $35,900, respectively.

Estimated amortization expense for intangible assets subject to amortization for the five fiscal years succeeding May 27, 2006 is as follows:  2007 — $47,202; 2008 — $44,610; 2009 — $42,554; 2010 — $39,898; 2011 — $37,162.

6.  Accrued liabilities

Accrued liabilities consists of the following:

	March 3, 2007	May 27, 2006
Accrued wages, benefits and other personnel costs	$124,352	$89,416
Workers’ compensation and general liability	31,201	27,764
Sales, payroll and other taxes payable	32,195	46,467
Accrued interest	523	1,663
Deferred income	4,488	9,109
Liabilities for store closures	18,776	42,427
Accrued advertising expenses	10,474	9,652
Accrued rent	21,169	23,364
Other	59,395	69,505
	$302,573	$319,367

7.  Significant Non-Cash Transaction

During fiscal year 2007, the company acquired digital photo equipment under a capital lease. The non-cash amount capitalized into fixed assets and recorded as a capital lease obligation for the forty week period ended March 3, 2007 was $21,957. Capital lease obligations are included in long-term debt and current portion of long-term debt on the consolidated condensed balance sheet.